                                PARTIAL ASSIGNMENT AND
                            ASSUMPTION OF MASTER AGREEMENT

        (SLEEP INN MOTELS - Sarasota, Florida and Ocean Springs, Mississippi)


         THIS PARTIAL ASSIGNMENT AND ASSUMPTION OF MASTER AGREEMENT (this "Assignment") is executed and delivered as of this 14th day of March, 1997 by CrossHost, Inc., a Maryland corporation ("Assignor"), to Host Ventures, Inc. a Maryland corporation ("Assignee"), whose mailing address is 6116 N. Central Expwy., Suite 1313, Dallas, Texas 75206.

         THIS ASSIGNMENT IS EXECUTED AND DELIVERED BY ASSIGNOR AND ASSIGNEE on the basis of the following facts, intentions and understandings:

         Assignor is a party to that certain Master Agreement (the "Master Agreement") dated as of September 6, 1996, by and between Assignor, as "Lessor", Crossroads Hospitality Tenant Company, L.L.C., a Delaware limited liability company ("Lessee"), as "Lessee", and Crossroads Hospitality Company, L.L.C., a Delaware limited liability company ("Crossroads"), as "Crossroads," and relating to the "Leases" (sometimes collectively herein, the "Leases") more particularly described therein and covering the "Hotels" (sometimes collectively herein, the "Hotels") known as the Sleep Inn Motels located in Destin, Florida, Tallahassee, Florida, Sarasota, Florida (sometimes individually herein, the "Sarasota Hotel" or the "Sarasota Lease"), and Ocean Springs, Mississippi (sometimes individually herein the "Ocean Springs Hotel" or the "Ocean Springs Lease"), respectively.

         Assignor has this day conveyed and/or assigned the Sarasota Hotel, the Sarasota Lease, the Ocean Springs Hotel and the Ocean Springs Lease to Assignee. Incident to such conveyance and/or assignment, Assignor desires to assign all of its right, title and interest in, to and under the Master Agreement, as such right, title and interest relates to the Sarasota Hotel, the Sarasota Lease, the Ocean Springs Hotel and the Ocean Springs Lease, to Assignee, on the following terms and conditions.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is herein acknowledged and confessed, Assignor and Assignee hereby agree as follows:

    1. ASSIGNMENT AND CONVEYANCE. Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in, to and under the Master Agreement, as such right, title and interest relates to the Sarasota Hotel, the Sarasota Lease, the Ocean Springs Hotel and the Ocean Springs Lease.


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    2.   ASSUMPTION.  Assignee hereby accepts such assignment and assumes all obligations of Assignor under the Master Agreement arising from and after the date hereof and relating to the Sarasota Hotel, the Sarasota Lease, the Ocean Springs Hotel and the Ocean Springs Lease.

    3. PRORATION OF CERTAIN MASTER AGREEMENT PROVISIONS. Crossroads has, through certain provisions in the Master Agreement, including without limitation, Sections 2 and 5 hereof, agreed to be liable for various obligations to be performed by Tenant under the Leases and/or for the occurrence of an event of default by Tenant under the Leases. Such obligations are secured by the pledge of stock or guaranty in lieu thereof (the "Security"), as set forth in Sections 3 and 4 of the Master Agreement. The Security is not, in all instances, susceptible to allocation to each of the Hotels and Leases, including specifically, the Sarasota Hotel, the Sarasota Lease, the Ocean Springs Hotel and the Ocean Springs Lease. Therefore, Assignor and Assignee agree that should it become necessary to enforce its rights or remedies with respect to the Security with regard to any of the Hotels or the Leases, said parties will finally and equitably agree upon such portion or portions of the Security as is necessary and applicable considering the circumstances surrounding the necessity to enforce any rights or remedies with respect to the Security.

    4.   REPRESENTATIONS AND WARRANTIES.  Assignor represents and warrants that
(a) the Master Agreement is in full force and effect, (b) except for the Leases (any amendments thereto), the Master Agreement is the entire agreement between Assignor and Crossroads pertaining to, without limitation, the Sarasota Hotel, the Sarasota Lease, the Ocean Springs Hotel and the Ocean Springs Lease, (c) there are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written of any sort, modifying, amending, altering, supplementing or changing the terms of the Master Agreement, and (d) all obligations of Assignor, Tenant, and Crossroads under the Master Agreement have been performed, and no event has occurred and no condition exists that, with the giving of notice or lapse of time or both, would constitute a default by any of said parties under the Master Agreement.

    5. INDEMNITY. Assignor shall indemnify, defend by counsel acceptable to Assignee, and hold harmless Assignee for, from and against any and all claims, loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and costs) arising out of or in connection with the Master Agreement as it relates to the Sarasota Hotel, the Sarasota Lease, the Ocean Springs Hotel and the Ocean Springs Lease, from events which occurred before the date hereof. Assignee shall indemnify, defend by counsel acceptable to Assignor, and hold harmless Assignor for, from and against any and all claims, loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and costs) arising out of or in connection with the Master Agreement as it relates to the Sarasota Hotel, the Sarasota Lease, the Ocean Springs Hotel and the Ocean Springs Lease, from events which occur on or after the date hereof.

    6. SUCCESSORS AND ASSIGNS. All of the terms, covenants and conditions set forth herein shall be binding upon and inure to the benefit of Assignor and Assignee and their successors and assigns.


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    7.   By their execution hereof, Lessee and Crossroads (a) approve and consent to this Assignment and the terms and provisions hereof, and (b) agree that notices which may or are required to be given under the Master Agreement shall be given to Assignor or Assignee, as applicable, at 6116 N. Central Expwy., Suite 1313, Dallas, Texas 75206, Attention: Michael McNulty, President.

    IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                                  "ASSIGNOR"

                                   CROSSHOST, INC., a Maryland corporation


                                   By: /s/ Michael S. McNulty
                                      ---------------------------------------
                                      Michael S. McNulty, President

                                   "ASSIGNEE"

                                   HOST VENTURES, INC. a Maryland corporation


                                   By: /s/ Michael S. McNulty
                                       --------------------------------------
                                       Michael S. McNulty, President


APPROVED AND CONSENTED TO
this 31st  of March, 1997

CROSSROADS HOSPITALITY TENANT COMPANY, L.L.C., a Delaware limited liability company


By: /s/ Kevin P. Kilkeary
    -----------------------------------
    Kevin P. Kilkeary, President


CROSSROADS HOSPITAL COMPANY, L.L.C.,
a Delaware limited liability company


By: /s/ Kevin P. Kilkeary
    -----------------------------------
    Kevin P. Kilkeary, President




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